{N0122810; 1}
                                                 STATE OF DELAWARE
                                             CERTIFICATE OF CONVERSION
                                       FROM A LIMITED LIABILITY COMPANY TO A
                                      CORPORATION PURSUANT TO SECTION 265 OF
                                       THE DELAWARE GENERAL CORPORATION LAW


1) The jurisdiction where the Limited Liability Company first formed is Delaware.

2)   The jurisdiction immediately prior to filing this Certificate is Delaware.

3)   The date the Limited Liability Company first formed is 12.19.2007.

4) The name of the Limited Liability Company immediately prior to filing this Certificate is AMETRINE CAPITAL, LLC.

5) The name of the Corporation as set forth in the Certificate of Incorporation is AMETRINE CAPITAL, INC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 12th day of February, A.D. 2008.

                                      By: /s/ ODED HAR-EVEN
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                                      Name: ODED HAR-EVEN
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                                      Title:AUTHORIZED PERSON
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